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                                                                   EXHIBIT 10.28

                          COMMERCIAL LEASE AGREEMENT

                                    BETWEEN



                 CB Parkway Business Center VI, Ltd., Landlord

                                      AND


                         Digital Island, Inc., Tenant

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                                LEASE AGREEMENT

     This Lease Agreement (this "Lease") is entered into by CB Parkway Business Center VI, Ltd. ("Landlord"), and Digital Island, Inc. ("Tenant").

1.  PREMISES, TERM, AND INITIAL IMPROVEMENTS.

    (a) Landlord leases to Tenant, and Tenant leases from Landlord, the space depicted on the floor plan attached as Exhibit A-I (the "Premises"), which is
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the entire area of the building (the "Building") located on the real property
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described on Exhibit A (the "Land"), which such Land is located within
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International Business Park (the "Park") as outlined on the master plan attached
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to the Lease as Exhibit A-3 subject to the terms and conditions in this Lease.
In addition to the Premises, Landlord leases to Tenant, and Tenant leases from Landlord the two equipment yards as referenced on the site plan attached hereto as Exhibit A-2 (the "Equipment Yard Area"). Tenant's "Proportionate Share" is
                     -------------------
100%. The Proportionate Share shall be adjusted if the size of the Premises or the Building (including the addition of new buildings on the Land) changes. Landlord estimates that the Premises will contain approximately 101,174 rentable square feet as measured in accordance with the BOMA Standard (as defined below). Prior to the Commencement Date (as defined below), Tenant shall have the right to cause the Premises to be measured in accordance with the most recent American National Standard Method of Measuring Area in Office Buildings of the Building Owners and Managers Association International's Standard Method of Measuring Floor Area in Office Buildings (including the Question and Answer section) (the "BOMA Standard"). Such measurement shall be calculated and confirmed by
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Landlord's architect as reasonably confirmed by Tenant's architect. The determination of the rentable square footage of the Premises by such company shall be binding upon the parties hereto and the Monthly Base Rent set forth in
Section 2(a) hereof shall be adjusted to reflect such determination.

    (b) The Lease term shall be approximately 148 months, commencing on the Commencement Date and ending at 5:00 p.m. local time on the last day of the 148th full calendar month following the Commencement Date (defined below), subject to adjustment and earlier termination as provided in this Lease (the "Term"), which defined term shall include all renewals and extensions of the
 ----
Term). As used herein, (the "Commencement Date") means January 26, 2001.
                             -----------------

    (c) Landlord shall construct, in a good and workmanlike manner and in compliance with all applicable laws, the Building and the Premises (and the parking and landscape areas relating thereto) as described on Exhibit D- I attached hereto (the "Building Shell"). Landlord shall use commercially
                      --------------
reasonable efforts to Substantially Complete (as hereinafter defined) the Building Shell and deliver the Premises and Equipment Yard Area pursuant to the schedule attached hereto as Exhibit F. If the Building Shell is not delivered
                            ---------
Substantially Complete to Tenant on or before [December 31, 2000] (the "Termination Date"), Tenant may terminate this Lease thereafter upon
 ----------------
written notice to Landlord and the failure of Landlord to deliver the Building Shell Substantially Complete to Tenant with thirty (30) days after delivery of such notice. The Termination Date shall be extended for each day of delay in Substantial Completion of the Building Shell caused by the negligence or willful misconduct of Tenant or any delays caused by the increase in load capacity to the second floor. The term ("Substantially Complete") means complete except for
                             ----------------------
minor items of repair or adjustment of the type commonly found on an architect's punch list and which would not materially impact Tenant's construction of the Tenant Work (as defined in Section 1(d) below). Notwithstanding anything to the contrary in this Lease, if the Building Shell has not been delivered to Tenant Substantially Complete on or before the Termination Date, Tenant shall have the right to exercise (a) any and all self-help remedies available to it (including, without limitation, the right to construct the Building Shell at reasonable costs) and (b) any offset rights.

    (d) Promptly following the delivery of the Building Shell, Tenant shall construct, in a good and workmanlike manner and in compliance with all applicable Laws, the improvements to the Premises, the Building and the Equipment Yard Area in accordance with the Working Drawings (as defined in Exhibit D) (the "Tenant Work").
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2.  BASE RENT AND ADDITIONAL RENT.

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     (a) Tenant shall pay to Landlord ("Base Rent"), in advance, without demand,
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deduction or set off except as specifically provided in this Lease, equal to the following amounts for the following periods of time:

             Months         Annual Rate per RSF     Monthly Base Rent
        ----------------   ---------------------   -------------------
          1 through 4            $ 0.00                $      0.00
          5 through 76           $17.50                $150,208.33
         77 through 148          $20.13                $172,782.50

The first monthly installment of Base Rent shall be due on the date hereof; thereafter, monthly installments of Base Rent shall be due on the first day of each calendar month following the Commencement Date. If the Term begins on a day other than the first day of a month or ends on a day other than the last day of a month, the Base Rent and additional rent under Section 2(b) for such partial month shall be prorated.

     (b) Tenant shall pay, as additional rent its Proportionate Share of all reasonable costs incurred in owning, operating, managing, and maintaining the Land and Building and the facilities and services provided for the common use of Tenant and any other tenants of the Building (collectively, "Operating
                                                             ---------
Expenses"), including the following items: (1) Taxes (defined below) and the
--------
reasonable and actual cost of any tax consultant employed to assist Landlord in determining the fair tax valuation of the Building and Land (2) the cost of all utilities used in the Building which are not billed separately to or paid directly by a tenant of the Building for above Building standard utility consumption; (3) the cost of insurance in commercially reasonable amounts and types; (4) the cost of repairs, replacement, management fees (capped at 2.5% of Base Rent as defined in Section 2(f)) and expenses, landscape maintenance and replacement, security service (if provided), sewer service (if provided), and trash service (if provided); (5) the cost of dues, assessments, and other charges applicable to the Land payable to any property or community owner association under restrictive covenants or deed restrictions to which the Premises are subject; (6) maintenance of the Building's fire sprinkler system;
(7) alterations, additions, and improvements made by Landlord to comply with Law (defined below) but not to the extent such Laws were in effect on the Commencement Date to the extent the Building Shell failed to comply with the same as of such date; and (8) the cost of termite control. Additional rent under this Section 2(b) shall be payable by Tenant to Landlord in monthly installments equal to 1/12 of Landlord's estimate of Tenant's Proportionate Share of annual Operating Expenses. The initial monthly payments are based upon Landlord's estimate of the Operating Expenses for the year in question, and shall be increased or decreased annually to reflect the projected actual Operating Expenses for that year. Within 90 days after each calendar year or as soon thereafter as is reasonably practicable, but in no event later than 180 days after the end of such calendar year, Landlord shall deliver to Tenant a statement setting forth the actual Operating Expenses for such year. If Tenant's total payments in respect of Operating Expenses for any year are less than Tenant's Proportionate Share of Operating Expenses for that year, Tenant shall pay the difference to Landlord within 30 days after Landlord's request therefor; if such payments are more than Tenant's Proportionate Share of Operating Expenses, Landlord shall retain such excess and credit it against Tenant's future payments of Operating Expenses next coming due, or if the Lease has terminated, shall reimburse such excess to Tenant upon delivery of the statement of Operating Expenses. Operating Expenses shall not include the following: (A) any costs for interest, points, amortization, or other payments on loans to Landlord; (B) expenses incurred in leasing or procuring tenants including marketing expenses, commissions and attorneys' fees; (C) legal expenses other than those incurred for the general benefit of the Building's tenants; (D) allowances, concessions, and other costs of renovating or otherwise improving space for occupants of the Building or vacant space in the Building; (E) federal, state and local income taxes imposed on Landlord or measured by the income of Landlord from the operation of the Building; (F) rents under ground leases; (G) costs incurred in selling, syndicating, financing, mortgaging, or hypothecating any of Landlord's interests in the Building or the Land; (H) capital expenditures; (I) costs of environmental remediation of contamination not caused by Tenant, its agents or employees, including the remediation of any soils, ground water or the removal of any pre-existing underground storage tanks from the Land; (J) fines and penalties assessed by a court or governmental agency; (K) cost of sculptures, paintings or any other objects of fine art; (L) costs or expenses of services or supplies provided by Landlord or any person or entity affiliated with Landlord to the extent of such costs or expenses are in excess of those that would be generally charged by non-affiliated parties in arm's length transactions; (M) the cost of constructing the Building Shell; (M) the cost of correcting defects in construction of the Building Shell, including the failure of such construction to comply with laws; (N) the cost of any items for which Landlord is reimbursed by insurance, warranties or third parties; and
(O) compensation, salaries, benefits and taxes payable to or on behalf of officers, directors or employees of Landlord or in excess of the Buildings pro rata share of

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Landlord's senior property manager and on site staff salaries, allocated based on square footage managed. There shall be no duplication of costs for reimbursements in calculating Operating Expenses. The estimated amounts of the initial monthly Base Rent and Tenant's Proportionate Share of Operating Expenses (and the part thereof attributable to Taxes) are as follows:

     Base Rent (Section 2(a))                              $147,545.42
     Operating Expenses, excluding Taxes (Section 2(b))    $ 15,850.59
     Taxes (Sections 2(b) and 3(a))                        $ 10,117.40
     Total initial monthly payment                         $173,531.41

The first monthly installment of additional rent under this Section 2(b) shall be due on the date hereof; thereafter, monthly installments of such additional rent shall be due on the first day of each calendar month following the Commencement Date.

     (c) If during any calendar year, the Building is less than 100% occupied, then, for purposes of calculating Tenant's Proportionate Share of Operating Expenses for that year, the Operating Expenses that fluctuate with Building occupancy shall be grossed-up" to the amount which, in Landlord's reasonable estimation, they would have been had the Building been 100% occupied for that entire year.

     (d) If any payment required of Tenant under this Lease is not paid within five (5) days of the date due, Landlord may charge Tenant a fee equal to 5% of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency. Notwithstanding the foregoing, with respect to the first late payment during any calendar year during the Term, Tenant shall not be required to pay such late fee unless such failure continues for a period of three (3) business days after written notice of such failure is delivered by Landlord to Tenant.

     (e) Tenant shall have the right to review and audit Landlord's books and records pertaining to Operating Expenses for a period of one (1) year following the delivery by Landlord of the statement of Operating Expenses. Landlord shall cooperate in good faith with Tenant and the accountant conducting such audit. Such accountant shall be from a nationally or regionally recognized accounting firm. If the results of such audit show that the actual Operating Expenses are more than 5% less than shown in Landlord's statement, the cost of such audit shall be paid for by Landlord; otherwise, the cost of the audit shall be paid for by Tenant. Promptly following the parties receipt of the audit, the parties shall make such appropriate payments or reimbursements, as the case may be, to each other, as are determined to be owing pursuant to such audit.

     (f) All payments and reimbursements required to be made by Tenant under this Lease shall constitute ("Rent") (herein so called) and shall be payable
                              ----
without demand, deduction or set off, except as otherwise specifically provided in this Lease.

3.  TAXES.

     (a) Landlord shall pay all taxes, assessments and governmental charges whether federal, state, county, or municipal and whether they are imposed by taxing or management districts or authorities presently existing or hereafter created (collectively, "Taxes") that accrue against the Premises, the Land and the Building. If, during the Term, there is levied, assessed or imposed on Landlord a capital levy or other tax directly on the Rent or a e tax, assessment, levy or charge measured by or based, in whole or in part, upon Rent, then all such taxes, assessments, levies or charges or the part thereof so measured or based, shall be included within the term ("Taxes"). If the Building
                                                       -----
is occupied by more than one tenant and the cost of any improvements constructed in the Premises is disproportionately higher than the cost of improvements constructed in the premises of other tenants of the Building, then Landlord may require that Tenant pay the amount of Taxes attributable to such improvements in addition to its Proportionate Share of other Taxes. In the event Landlord appeals, Tenant waives all rights to protest or appeal the appraised value of the Building or Land and all rights to receive notices of reappraisement as set forth in Sections 41.413 and 42.015 of the Texas Tax Code. Notwithstanding the foregoing, upon written request by Tenant, Landlord shall provide copies of notices of reappraisement to Tenant. After such written request and in the event Landlord elects not to protest or appeal the appraised value of the Building or Land, Landlord shall timely notify Tenant of its

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election and grant Tenant the right to protest or appeal the appraised value of the Building or Land, provided that Landlord's interest in the Building, Land and Park is adequately protected.

     (b) Tenant shall before delinquency pay all taxes levied or assessed against any personal property, fixtures or alterations placed in the Premises or Equipment Yard Area and upon the request of Landlord, deliver to Landlord receipts from the applicable taxing authority or other evidence acceptable to Landlord to verify that such taxes have been paid. If any such taxes are levied or assessed against Landlord or Landlord's property and Landlord pays them or the assessed value of Landlord's property is increased thereby and Landlord pays the increased taxes, then Tenant shall pay to Landlord such taxes within ten business days after Landlord's request therefor.

4.  LANDLORD'S MAINTENANCE.

     (a) Landlord's maintenance obligations are limited to the replacement of the Building's roof and maintenance of the foundation and the exterior walls (collectively, the "Buildings Structure") however, Landlord shall not be responsible for any such work until Tenant delivers to Landlord written notice of the need therefor or for alterations to the Building's Structure required by Law because of Tenant's particular use of the Premises or Equipment Yard Area (which alterations shall be performed by Tenant). The Building's Structure does not include windows or components thereof (including caulking, flashing, etc.), glass or plate glass, doors, special Store fronts, the Equipment Yard Area or office entries, all of which shall be maintained by Tenant. Landlord shall also be responsible for repairing all defects in the construction of the Building Shell and for all repairs or alterations required to cause the same to comply with Laws applicable at the time the Building Shell was constructed. Landlord's liability for any defects, repairs, replacement or maintenance for which Landlord is responsible hereunder shall be limited to the cost of performing such work.

     (b) Additionally, Landlord shall, at Tenant's expense, maintain the parking areas, driveways, alleys, landscaping and grounds surrounding the Premises excluding the Equipment Yard Area in a clean and sanitary condition, consistent with the operation of a first-class office building, including prompt maintenance, repairs and replacements of (1) the exterior of the Building (including painting), (2) sprinkler systems and sewage lines, (3) skylights, and
(4) any other items normally associated with the foregoing. Tenant shall promptly notify Landlord of any work required to be performed under this Section 4(b), and Landlord shall not be responsible for performing such work until Tenant delivers to Landlord such notice. All costs in performing the work described in this Section 4(b) shall be included in Operating Expenses, subject to the limitations on capital expenditures set forth in Section 2(b).

5.  TENANT'S MAINTENANCE AND REPAIR OBLIGATIONS.

     (a) Tenant shall maintain all parts of the Premises and Equipment Yard Area (except for maintenance work which Landlord is expressly responsible for under Section 4 in a good condition and promptly make all necessary repairs and replacements to the Premises and Equipment Yard Area. Subject to Section 11(b), Tenant shall repair and pay for any damage caused by a Tenant Party (defined below) or caused by Tenant's default hereunder.

     (b) Tenant shall maintain the hot water equipment and the heating, air condition, and ventilation equipment, Equipment (defined below) and system (the "HVAC System") in good repair and condition and in accordance with Law and with such equipment manufacturers' suggested operation/maintenance service program; such obligation shall include replacement of all equipment necessary to maintain such equipment and system in good working order. Within ten days after the Commencement Date, Tenant shall enter into regularly scheduled preventive maintenance/service contracts for such equipment, each in compliance with Landlord's reasonable specifications and otherwise in form and substance and with a contractor reasonably acceptable to Landlord, and deliver copies thereof to Landlord. At least 14 days before the end of the Term, Tenant shall deliver to Landlord a certificate from an engineer reasonably acceptable to Landlord certifying that the hot water equipment and the HVAC System are then in good repair and working order. Notwithstanding the foregoing, at the end of the Term, Tenant shall have the right to remove all equipment, fixtures and personal property located at the Premises or Equipment Yard Area paid for by Tenant, subject to the provisions of Section 16(a) and 16(b).

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     (c) Except for termite control, Tenant shall be responsible for all pest control in the Premises and Equipment Yard Area and control of pests migrating from the Premises and Equipment Yard Area to other portions of the Building. If requested by Landlord, Tenant shall enter into a regularly scheduled preventative pest control contract with a contractor reasonably acceptable to Landlord.

6.  ALTERATIONS.

      Except for Tenant's Work and non-structural alterations the cost of which do not exceed $75,000 in any twelve-month period, Tenant shall not make any alterations, additions or improvements to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Landlord shall not be required to notify Tenant of whether it consents to any alteration, addition or improvements until it (a) has received plans and specifications therefor which are sufficiently detailed to allow construction of the work depicted thereon to be performed in a good and workmanlike manner, and
(b) has had a reasonable opportunity to review them. If Landlord does not approve or disapprove of such request within ten (10) business days after Tenant's request, Landlord shall be deemed to have approved such request. Any disapproval by Landlord shall set forth in detail the reasons for such disapproval. If the alteration, addition or improvement will affect the Building's Structure, HVAC System, or mechanical, electrical, or plumbing systems, then the plans and specifications therefor must be prepared by a licensed engineer reasonably acceptable to Landlord. Landlord's approval of any plans and specifications shall not be a representation that the plans or the work depicted thereon will comply with Law or be adequate for any purpose, but shall merely be Landlord's consent to performance of the work. Upon completion of any alteration, addition, or improvement, Tenant shall deliver to Landlord accurate, reproducible as-built plans therefor. Without Landlord's consent, Tenant may erect shelves, bins, machinery and trade fixtures provided that such items (1) do not alter the basic character of the Premises or the Building; (2) do not overload or damage the same; and (3) may be removed without damage to the Premises unless Tenant elects to repair such damage. Unless Landlord specifies in writing otherwise, all alterations, additions, and improvements shall be Landlord's property when installed in the Premises; provided that all equipment (including all data center equipment) installed by Tenant at the Premises or the Equipment Yard Area shall be the property of Tenant. All work performed by a Tenant Party in the Premises or the Equipment Yard Area (including that relating to the installations, repair, replacement, or removal of any item) shall be performed in accordance with Law and with Landlord's reasonable specifications and requirements, ("Technical Standards") in a good and workmanlike manner, and so as not to damage or alter the Building's Structure or the Premises. Notwithstanding anything contractual in this Section 6 to the contrary, Landlord acknowledges that from time to time during the Term Tenant shall need to make modifications, additions, replacements and repairs to the HVAC System chillers ,generators and other equipment installed by Tenant at the Premises or the Equipment Yard Area and that Tenant shall not be required to obtain Landlord's consent with respect to such equipment work. However, Landlord shall have the right to change the Technical Standards from time to time without the consent of Tenant if any such change is determined by Landlord as necessary (a) to comply with Laws, or (b) for the safety or care of all or any portion of the Building or Park. If any new Law shall require that Tenant modify or revise the then existing installation, operation or maintenance of the Equipment Yard Area, Tenant shall make such modifications or revisions within a reasonable time thereafter at Tenant's sole cost and expense. Additionally, the access to, and installation, maintenance and operation of, the Equipment Yard Area must at all times be in strict compliance with all Laws.

7.  SIGNS.  [intentionally deleted. See Paragraph 29.]

8. UTILITIES. Tenant shall obtain and pay directly to the utility provider for all water, gas, electricity, heat, telephone, sewer, sprinkler charges and other fuel, utilities and services used at the Premises and the Equipment Yard Area, together with any taxes, penalties, surcharges, maintenance charges, and the like related thereto. The times and methods of fuel delivery for the Equipment Yard shall be arranged by Tenant subject to the Landlord's prior written approval, which approval shall not be unreasonably withheld, so as to minimize interference with Landlord's operation of the Building and Park and other tenants' use of their leased premises. Landlord shall not be liable for any interruption or failure of utility service to the Premises, except to the extent arising out of Landlord's negligence or willful misconduct.

9. INSURANCE. Tenant shall maintain (a) workers' compensation insurance (with a waiver of subrogation endorsement reasonably acceptable to Landlord) and commercial general liability insurance (with contractual liability endorsement), including personal injury and property damage in the amount of $5,000,000 per occurrence and in the aggregate combined single limit for personal injuries and death of persons and property damage occurring

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in or about the Premises or Equipment Yard Area, (b) fire and extended coverage insurance covering (1) the replacement cost of all alterations, additions, partitions and improvements installed in the Premises and Equipment Yard Area and paid for by Tenant, and (2) the replacement cost of all of Tenant's personal property in the Premises and Equipment Yard Area. The commercial general liability insurance and fire insurance shall (A) name Landlord, Landlord's agents, and their respective Affiliates (defined below), as additional insureds (and as loss payees on the fire and extended coverage insurance to the extent it covers alterations to the Premises, but not with respect to any equipment or fixtures installed at the Premises or in the Equipment Yard Area by Tenant), (B) be issued by an insurance company reasonably acceptable to Landlord, (C) provide that such insurance may not be cancelled unless 30-days' prior written notice is first given to Landlord, (D) be delivered to Landlord by Tenant before the Commencement Date and at least 15 days before each renewal thereof, and (E) provide primary coverage to Landlord when any policy issued to Landlord is similar or duplicate in coverage, in which case Landlord's policy shall be excess over Tenant's policies. Tenant shall have the right to satisfy the foregoing insurance requirements pursuant to so-called "umbrella" or "blanket" insurance coverage. Landlord shall maintain fire and extended coverage insurance covering the replacement cost of the Building and other improvements located on the Land, excluding those improvements that Tenant is required to insure as provided above.

10.  CASUALTY DAMAGE.

     (a) Tenant shall promptly give written notice to Landlord of any material damage to the Premises or the Building. If the Premises or the Building are totally destroyed by an insured peril, or so damaged by an insured peril that, in Landlord's reasonable estimation, rebuilding or repairs cannot be substantially completed within 365 days after the date of Landlord's actual knowledge of such damage, then either Landlord or (if a Tenant Party did not cause such damage) Tenant may terminate this Lease by delivering to the other written notice thereof within 30 days after receipt of Landlord's Estimate (as hereinafter defined), in which case, the Rent shall be abated during the unexpired portion of this Lease, effective upon the date such damage occurred. Landlord shall notify Tenant of its estimate as to the number of days it will take to substantially complete rebuilding or repairs within 30 days of the date of Landlord's actual knowledge of such damage ("Landlord's Estimate"). Time is of the essence with respect to the delivery of such notices.

     (b) Subject to Section 10(c), if this Lease is not terminated under Section 10(a), then Landlord shall restore the Premises to substantially its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements or personal property required to be covered by Tenant's insurance under Section 9 but rather such work shall be repaired by Tenant and Tenant shall be entitled to use all insurance proceeds provided pursuant to insurance policies maintained by Tenant for such work. If the Premises are untenantable for Tenant's business purposes, in whole or in part, during the period beginning on the date such damage occurred and ending on the date of substantial completion of Landlord's repair or restoration work and any repairs and restoration work done by Tenant (the "Repair Period"), then the Rent for such period shall be reduced to such extent as may be fair and reasonable under the circumstances and the Term shall be extended by the number of days in the Repair Period.

     (c) If the Premises are destroyed or substantially damaged by any peril not covered by the insurance maintained by Landlord (or required to be maintained by Landlord hereunder) or any Landlord's Mortgagee (defined below) requires that insurance proceeds be applied to the indebtedness secured by its Mortgage (defined below) or to the Primary Lease (defined below) obligations, Landlord may terminate this Lease by delivering written notice of termination to Tenant within 30 days after such destruction or damage or such requirement is nlade known by any such Landlord's Mortgagee, as applicable, whereupon all rights and obligations hereunder shall cease and terminate, except for any liabilities of Tenant which accrued before this Lease is terminated. Notwithstanding the foregoing, Tenant shall be entitled to all insurance proceeds payable on account of any alterations, improvements, fixtures, equipment and personal property at the Premises, the Equipment Yard Area, the Building or the Land paid for by Tenant.

11.  LIABILITY, INDEMNIFICATION WAIVER OF SUBROGATION AND NEGLIGENCE.

     (a) Waiver of Claims; No Subrogation. Neither Landlord nor Tenant shall have any liability to the other for any damage or injury to the property of Landlord or Tenant, including the Building and tenant

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improvements in the Premises or Equipment Yard Area, arising from or caused by any cause customarily insured against under a standard fire and extended coverage casualty insurance policy, even if caused by the negligence of Landlord, Tenant, or their shareholders, partners, officers and employees, and no insurer shall have any rights of subrogation with respect to the foregoing. Landlord shall not be liable or responsible to Tenant for any loss or damage to any property or person occasioned by theft, fire, casualty, vandalism, acts of God, public enemy, injunction, riot, strike; inability to procure materials, insurrection, war, court order, requisition or order of governmental body or authority, or for any other causes beyond Landlord's control. All goods, property or personal effects stored or placed by Tenant in or about the Building or Equipment Yard Area shall be at the sole risk of Tenant.

     (b) Indemnity. Each party shall indemnify and hold harmless the other from and against any and all claims, demands, liabilities, causes of action, suits, judgments and expenses (including attorneys' fees) arising from or for injury to third persons or damage to property owned by third persons and caused by the negligence or intentional torts of the indemnifying party.

     (c) TENANT AGREES TO PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS LANDLORD, LANDLORD'S AFFILIATES AND PARTNERS, AND THE PARTNERS, SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS OF LANDLORD, ITS AFFILIATES AND PARTNERS (any and all of the foregoing sometimes referred to as an "indemnified party"), FROM AND AGAINST ANY AND ALL CLAIMS OF THIRD PARTIES (INCLUDING THOSE RELATING TO THE NEGLIGENCE OF LANDLORD AND/OR AN INDEMNIFIED PARTY) AND ALL COSTS, EXPENSES AND LIABILITIES (INCLUDING ATTORNEYS' FEES AND COSTS OF SUIT) INCURRED IN CONNECTION WITH THE EXISTENCE OR USE OF THE EQUIPMENT YARD AREA, INCLUDING ANY ACTION OR PROCEEDING ARISING FROM OR IN CONNECTION WITH THE EXISTENCE OR USE OF THE EQUIPMENT YARD AREA (EVEN TO THE EXTENT CAUSED BY AN INDEMNIFIED PARTY'S NEGLIGENCE), EXCEPT TO THE EXTENT THAT SUCH CLAIMS ARISE BY REASON OF THE WILLFUL MISCONDUCT, FRAUD, BAD FAITH OR GROSS NEGLIGENCE OF LANDLORD AND/OR AN INDEMNIFIED PARTY. IN THE EVENT THAT A CLAIM IS PARTLY THE RESULT OF THE WILLFUL MISCONDUCT, FRAUD, BAD FAITH, OR GROSS NEGLIGENCE BY LANDLORD AND/OR AN INDEMNIFIED PARTY DESCRIBED IN THE PRECEDING SENTENCE, AND ALSO PARTLY THE RESULT OF THE ACT OR OMISSION OF TENANT AND/OR A THIRD PARTY, THE FOREGOING EXCEPTION SHALL APPLY ONLY TO THAT PORTION OF THE LOSS OR DAMAGE ATTRIBUTABLE TO SUCH WILLFUL MISCONDUCT, FRAUD, BAD FAITH, OR GROSS NEGLIGENCE BY LANDLORD AND/OR AN INDEMNIFIED PARTY. AS TO ANY MATTER TO WHICH AN INDEMNIFIED PARTY IS INDEMNIFIED BY TENANT, TENANT ALSO RELEASES EACH INDEMNIFIED PARTY FROM ANY CAUSE OF ACTION OR CLAIM BY TENANT AGAINST SUCH INDEMNIFIED PARTY WITH RESPECT THERETO.

          i. The provisions of this Paragraph 11.(c) shall not be limited by the term of this Lease and shall survive the expiration or termination of this Lease for any reason for a claim relating to Tenant's occupancy which is made or a cost, expense or liability which is incurred prior to four (4) years following such termination or expiration.

          ii. Nothing contained in this Paragraph 11.(c) shall prevent Tenant or the indemnified party from seeking recovery under the insurance described or referred to in Paragraph 9. Accordingly, Landlord and Tenant agree: (i) an indemnified party shall seek recovery on the indemnity contained in this Paragraph 11.(c) only to the extent the claim, cost, expense or liability is not paid by the insurance described in Paragraph 9, (ii) the fact that Tenant makes a payment to an indemnified party shall not prevent Tenant from having the benefit of any applicable insurance coverage, and (iii) nothing shall prevent Tenant from seeking to recover any sums payable by it under this Paragraph 11
(C) from a third party other than an indemnified party.

12.  USE.

     (a) Tenant may use the Premises and Equipment Yard Area for the installation, operations and maintenance of telecommunications equipment, for transmissions facilities and for a data center, including without limitation, customer collocation and related equipment and for office uses. Tenant shall not use the Premises or

Equipment Yard Area to receive, store or handle any product, material or merchandise that is explosive or highly inflammable or hazardous, except for Permitted Materials. Tenant shall be solely responsible for complying with all Laws applicable to its particular use and occupancy of the Premises and Equipment Yard Area. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, light, noise or vibrations to emanate from the Premises or Equipment Yard Area; nor take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any other person; nor permit the Premises or Equipment Yard Area to be used for any purpose or in any manner which will cause any of the rates for any insurance carried by Landlord or any other occupant of the Building or surrounding buildings to be increased or in such a manner as will affect, or cause a cancellation of, any such insurance policy; provided, however, if Tenant's use of the Premises or Equipment Yard Area results in an increase only in the amount of insurance premiums (and not the cancellation thereof), Tenant may continue such use provided Tenant pays to Landlord within ten (10) business days the cost of such increases. In all events, Tenant shall not engage in any activity which is not in keeping with the first class standards of the Building or surrounding buildings. Tenant shall comply with and shall cause its employees, agents and contractors to comply with all Laws. Additionally, Tenant specifically represents, warrants, covenants and agrees that (1) at no time during the term hereof shall any fuel, emissions or other substances used in connection with or emitted by the Equipment Yard Area leak, penetrate or contaminate the ground, water or air on or about the Land other than the emissions into the air which
(A) result from the operation of a generator which is in good working order (without defect or disrepair) and (B) are in compliance with Laws, and (2) in no event shall the installation, maintenance or operation of the backup generators materially interfere with any of the systems of the Building, Park or with any other tenants use of its leased premises. . Notwithstanding anything contained in this Section 12 to the contrary, Landlord understands that Tenant will be maintaining and using significant equipment in the Equipment Yard Area, including emergency and back-up generators and chillers and that, when in use, such equipment will generate noise and vibrations, and that, as long as the same is reasonable given the nature of such equipment, Tenant shall have the tight to use the same as necessary. Tenant specifically warrants, represents, covenants and agrees that the backup generator system shall be used solely for the generation of emergency power in the event of and only for the duration of a power outage, interruption, or material diminishment in the quality or quantity of electrical service to the Premises and any ancillary uses related thereto; provided, however, that Tenant may perform required testing, refueling and weekly maintenance (each of which shall be scheduled in accordance with a schedule agreed to by Landlord and Tenant (each acting in good faith) to minimize any interference with the operation of the Building and surrounding buildings, or with any other tenant's use of its lease premises, and in no event happen from 700 a.m. to 7:00 p.m. Monday through Friday or 7:00 a.m. to 1:00 p.m. on Saturdays.

     (b) Tenant and its employees and invitees shall have the non-exclusive right to use, in common with others, any parking areas associated with the Premises which Landlord has designated for such use, subject to (1) such reasonable rules and regulations as Landlord may promulgate from time to time and (2) rights of ingress and egress of other tenants and their employees, agents and invitees. Landlord shall not be responsible for enforcing Tenant's parking rights against third parties.

13.  INSPECTION.

     Upon one (1) business day prior written notice (except that no such notice shall be necessary in the event of an emergency), Landlord and Landlord's agents and representatives may enter the Premises or the Equipment Yard Area during business hours to inspect the Premises or the backup generators at Landlord's cost; make technical measurements or tests related to the backup generators at Landlord's cost (such measurements or tests will require Landlord to provide three (3) business days prior written notice); to assure Tenant's compliance with the terms and provisions of this Lease and with all Laws; to make such repairs as may be required or permitted to be made by Landlord under this Lease; to perform any unperformed obligations of Tenant hereunder which Tenant has not performed or commenced diligently to perform within fifteen (15) days after written notice from Landlord that such obligations are required to be performed by Tenant under the Lease; and to show the Premises to prospective purchasers, mortgagees ,ground lessors, and (during the last 12 months of the Term) tenants; provided that, at all times (except in the case of emergency) Landlord and its agents or representatives shall exercise reasonable efforts not to unreasonably interfere with Tenant's use of the Premises and Equipment Yard area and be accompanied by a representative of Tenant. If, pursuant to Landlord's inspection rights under this Paragraph 13, written reports are prepared, Landlord agrees to furnish to Tenant copies of such written reports; provided, however, Landlord shall be under no obligation to prepare such written reports. During the last 12 months of the Term, Landlord may erect a sign on the Premises indicating that the Premises are available. Except at the end of Term, Tenant shall notify Landlord in writing of its intention to vacate the Premises at least 60 days before Tenant will vacate the Premises; such notice shall specify the date on which Tenant intends to vacate the Premises (the "Vacation Date"). At least 30 days before the Vacation Date or expiration of the Term, Landlord shall arrange to meet with Tenant for a joint inspection of the Premises. After such inspection, Landlord shall prepare a list of items that Tenant must perform before the Vacation Date if the same are required under this Lease. If Tenant fails to agree to such inspection, then Landlord may conduct such inspection on its own. If Tenant fails to perform such work before the Vacation Date, then Landlord may perform such work at Tenant's cost. Tenant shall pay all costs incurred by Landlord in performing such work within ten days after Landlord's request therefor.

14.  ASSIGNMENT AND SUBLETTING.

     (a) Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withhold or delayed, (1) advertise that any portion of the Premises is available for lease or cause or allow any such advertisement, (2) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises or the Equipment Yard Area, (5) grant any license or other right of occupancy of any portion of the Premises or Equipment Yard Area, or (6) permit the use of the Premises or Equipment Yard Area by any parties other than Tenant or Tenant's Parties (any of the events listed in Sections 14(a)(l) through 14(a)(6) being a "Transfer"). If Tenant requests Landlord's consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. Tenant shall reimburse Landlord for its reasonable attorneys' fees and other expenses incurred in connection with considering any request for its consent to a Transfer not to exceed $1,000.00. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes the Tenant's obligations hereunder (however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the Rent it has agreed to pay Tenant therefor). Landlord's consent to a Transfer shall not release Tenant from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or Equipment Yard Area or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Tenant's Rent obligations. Tenant authorizes its transferees to make payments of Rent directly to Landlord upon receipt of notice from Landlord to do so after an Event of Default. Notwithstanding anything contained in this Section 14 to the contrary, Tenant shall have the right to assign this Lease or sublet the Premises without Landlord's consent to (i) any entity that controls, is controlled by or is under common ownership with Tenant with a net worth that is equal to or greater than Tenant at the time of such refinement; and (ii) any entity with a net worth that is equal to or greater than Tenant at the time of such assignment acquiring the business of Tenant pursuant to an asset or stock transaction, merger or consolidation. In addition, entering into collocation agreements shall not constitute a Transfer pursuant to this Lease nor require Landlord's consent.

     (b) In the event Tenant desires to sublease all or substantially all of the Premises for all or substantially all the remainder of the Term to an entity who will use the Premises only for traditional office uses, then Tenant shall pay to Landlord as received 50% of all consideration received by Tenant under any such sublease, which is in excess of the Rents payable by Tenant under this Lease as applicable to the portion of the Premises sublet, less all out-of-pocket expenses incurred by Tenant in connection with such Transfer, including attorney's fees, brokerage commissions, tenant improvement costs and allowances. Tenant shall hold such amounts in trust for Landlord and pay them to Landlord within ten days after receipt.

15.  CONDEMNATION.

     If more than 25% of the Premises, or any of the Equipment Yard Area, or any portion thereof is taken for any public or quasi-public use by right of eminent domain or private purchase in lieu thereof (a "Taking"), and the Taking prevents or materially interferes with the use of the remainder of the Premises for the purpose for which they were leased to Tenant. Tenant may terminate this Lease by delivering to the other written notice thereof within 30 days after the Taking, in which case Rent shall be abated during the unexpired portion of the Term, effective on the date of such Taking. If (a) less than 25% of the Premises (other than the Equipment Yard
Area) are subject to a Taking or (b) more than 25% of the Premises (other than the Equipment Yard Area) are subject to a Taking, but the Taking does not prevent or materially interfere with the use of the remainder of the Premises for the purpose for which they were leased to Tenant, then neither party may terminate this Lease, but the Rent payable during the unexpired portion of the Term shall be reduced to such extent as may be fair and reasonable under the circumstances All compensation awarded for any Taking shall be the property of Landlord and Tenant assigns any interest it may have in any such award to Landlord; however, Landlord shall have no interest in any award made to Tenant for loss of business or goodwill or for the taking of Tenant's equipment, personal property or trade fixtures.

16.  SURRENDER OF PREMISES, HOLDING OVER.

     (a) No act by Landlord shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises and Equipment Yard Area shall be valid unless it is in writing and signed by Landlord. At the end of the Term or the termination of Tenant's right to possess the Premises and Equipment Yard Area, Tenant shall (1) deliver to Landlord the Premises with all improvements located thereon in reasonably good repair and condition, reasonable wear and tear (subject however to Tenant's maintenance obligations) and damage due to casualty and condemnation excepted, and with the HVAC System and hot water equipment, light and light fixtures (including ballasts), and overhead doors and related equipment in reasonably good working order, (2) deliver to Landlord all keys to the Premises, and (3) remove all signage placed on the Premises, the Building, or the Land by or at Tenant's request. All fixtures, alterations, additions, and improvements (whether temporary or permanent) including raised flooring and transformers, shall be Landlord's property and shall remain on the Premises or Equipment Yard Area except as provided in the next two sentences and in 16(b) below. Tenant may renovate all trade fixtures, furniture, equipment and personal property placed in the Premises and the Equipment Yard Area by Tenant (but Tenant shall not remove any such item which was paid for, in whole or in part, by Landlord) provided that Tenant shall repair any damage caused by such removal. Additionally, Tenant shall restore the Building and associated parking area to the original Building Shell condition (except for the office area) as Landlord may request, provided such request is made within three (3) months prior to the termination of the Lease. All items not so removed shall, at the option of Landlord, be deemed abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items and Tenant shall pay for the costs incurred by Landlord in connection therewith. Any such disposition shall not be considered a strict foreclosure or other exercise of Landlord's rights in respect of the security interest granted under Section 16(a). All work required of Tenant under Sections 16(a) and 16(b) shall be coordinated with Landlord and be done in a good and workmanlike manner, in accordance with all Laws, and so as not to damage the Building or unreasonably interfere with other tenants' use of their premises. Tenant shall, at its expense, repair all damage caused by any work performed by Tenant under Sections 16(a) and 16(b).

     (b) In accordance with the notice provision in Section 16(a), Tenant shall be obligated at Landlord's request to remove any or all equipment from the Equipment Yard Area and from any other portions of the Building or surrounding buildings affected thereby and to restore the Equipment Yard Area and such portions of the Building or Park to the condition that existed immediately prior to the installation of the Equipment, normal wear and tear excepted. Upon the expiration or earlier termination of this Lease, Landlord shall have the right to re-enter and resume possession of the Equipment and the remaining Equipment. If Tenant fails to so remove the Equipment as requested by Landlord, prior to thirty (30) days after the expiration or earlier termination of this Lease, Landlord may have the same removed and any resulting damage repaired at Tenant's cost and expense and in such event the Equipment will become the property of Landlord automatically and may be disposed of by Landlord in its sole discretion, without any right of reimbursement therefor to Tenant. Tenant's obligations under this Paragraph 16 shall survive the expiration or early termination of this Lease.

     (c) If Tenant fail to vacate the Premises at the end of the Term, then Tenant shall be a Tenant at will and Tenant shall pay, in addition to the other rent due hereunder, a daily base rental equal to 150% of the daily Base Rent payable during the last month of the Term, even if Landlord consents to such holdover, unless Landlord agrees otherwise in writing. Additionally, Tenant shall defend, indemnify, and hold harmless Landlord from any damage, liability and expense (including reasonable attorneys' fees and expenses) incurred because of such holding over. No payments of money by Tenant to Landlord after the Term shall reinstate, continue or extend the Term, and no extension of this Term shall be valid unless it is in writing and signed by Landlord and Tenant.

17. QUIET ENJOYMENT. Provided Tenant has fully performed its obligations under this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises and Equipment Yard Area for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise.

18. EVENTS OF DEFAULT. Each of the following events shall constitute an "Event of Default" under this Lease:

     (a) Tenant's failure to pay Rent, or any other sums due from Tenant to Landlord under the Lease (or any other lease executed by Tenant for space in the Building), when due , and such failure continues for ten (10) days after written notice thereof is received by Tenant from Landlord; however, if Landlord has given Tenant such notice twice during the preceding twelve month period for failure to timely pay any regularly scheduled installments of Rent, then Landlord's obligation to give written notice with respect to regularly scheduled installments of Rent shall not apply until twelve months has passed since the last such notice was given, and in the interim, failure to pay any regularly scheduled installments of Rent on the date due shall be an Event of Default without Landlord having first given such notice;

     (b) The filing of a petition by or against Tenant or any guarantor of Tenant's obligations hereunder (I) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any debtor relief Law; (3) for the appointment of a liquidator, receiver, trustee, custodian, or similar official for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (4) for reorganization or modification of Tenant's capital structure (however, if any such petition is filed against Tenant, then the filing of such petition shall not constitute an Event of Default, unless it is not dismissed within 60 days after the filing thereof).

     (c) Tenant fails to continuously operate its business at the Premises for the permitted use set forth herein without prior written notice to Landlord.

     (d) Tenant fails to discharge or bond over any lien placed upon the Premises in violation of Section 22 within ten days after any such lien or encumbrance is filed against the Premises or Equipment Yard Area.

     (e) Tenant fails to comply with any term, provision or covenant of this Lease (other than those previously listed in this Section 18), and such failure continues for 20 30 days after written notice thereof to Tenant; provided that if such failure is not reasonably capable of being cured within such 30-day period, Tenant shall have such additional time to cure such failure as may reasonably be required, provided Tenant commences such cure within the initial 30-day period and diligently pursues such cure to completion.

19.  REMEDIES.

     (a) Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by Law, take any of the following actions:

          (1) Terminate this Lease by giving Tenant written notice thereof, in which event, Tenant shall pay to Landlord the sum of (A) all Rent accrued hereunder through the date of termination, (B) all amounts due under Section 19(b), and (C) an amount equal to (i) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the rate of interest set forth for 26-week U.S. governmental bills sold at a discount from face value in units of $10,000 to $1,000,000 as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of 'Money Rates" under the heading "Treasury Bills" (or, if no such rate is published, the "Discount Rate" as published on such date under the "Money Rates" listing), minus (ii) the then present fair rental value of the Premises for such period, similarly discounted; or

          (2) Terminate Tenant's right to possess the Premises and Equipment Yard Area without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (A) all Rent and other amounts accrued hereunder to the date of termination of possession, (B) all amounts due from time to time under Section 19(b), and (C) all Rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period. Landlord shall use reasonable efforts to relet the Premises on such terms and conditions as Landlord, in its reasonable discretion, may determine (including a term different than the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building or Park of which the Building is a part. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect Rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises or Equipment Yard Area shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises and Equipment Yard Area shall be deemed to be taken tinder this Section 19(a)(2). if Landlord elects to proceed under this Section 19(a)(2), it may at any time elect to terminate this Lease under Section 19(a)(1). Additionally, without notice Landlord may alter locks or other security devices at the Premises or Equipment Yard Area to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

     (b) Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (1) obtaining possession of the Premises and Equipment Yard Area, (2) removing and storing Tenant's or any other occupant's property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant's obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses. Landlord's acceptance of Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. Landlord's receipt of Rent with knowledge of any default by Tenant here tinder shall not be a waiver of such default, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless set forth in writing and signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term or violation of any other term. If Landlord repossesses the Premises or Equipment Yard Area pursuant to the authority herein granted, then Landlord shall have the right to (A) keep in place and use or (B) remove and store, at Tenant's expense, all of the furniture, fixtures, equipment and other property in the Premises and Equipment Yard Area, including that which is owned by or leased to Tenant at all times before any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third patty having a lien thereon. Landlord may relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person (a "Claimant") who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right tinder various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of the instrument. Landlord may, at its option and without prejudice to or waiver of any rights it may have, escort Tenant to the Premises to retrieve any personal belongings of Tenant and/or its employees The rights of Landlord herein stated are in addition to any and all other rights that Landlord has or may hereafter have at law or in equity, and Tenant agrees that the rights herein granted Landlord are commercially reasonable.

20. LANDLORD'S DEFAULT. If Landlord fails to pet-form any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure, Tenant's exclusive remedy shall be an action for damages . Unless Landlord fails to so cure such default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. Liability of Landlord to Tenant for any default by Landlord, shall be limited to actual, direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building and the Land, and neither Landlord nor Landlord's owners shall have any personal liability therefor. Tenant hereby waives its statutory lien under Section 91.004 of the Texas Property Code.

21.  MORTGAGES.

     (a) Attached hereto as Exhibit "H" is Landlord's Mortgagee form. This Lease shall be subordinate to any deed of trust, mortgage or other security instrument (a "Mortgagee"), and any ground lease, master lease, or primary lease (a "Primary Lease") that now or hereafter covers any portion of the Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as "Landlord's Mortgagee"), and to increases, renewals, modifications, consolidations, replacements, and extensions thereof. However, any Landlord's Mortgagee may elect to subordinate its Mortgage or Primary Lease (as the case may be) to this Lease by delivering written notice thereof to Tenant. Subject to Tenant's receipt of a commercially reasonable non-disturbance agreement from Landlord's Mortgagee, the provisions of this Section 21 shall be self-operative, and no further instrument shall be required to effect such subordination; however, Tenant shall from time to time within ten business days after request therefor, execute any instruments that may be reasonably required by any Landlord's Mortgagee to evidence the subordination of this Lease to any such Mortgage or Primary Lease.

     (b) Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request, provided such party assumes the obligations of Landlord under this Lease. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.

     (c) Notwithstanding any such attornment or subordination of a Mortgage or Primary Lease to this Lease, the Landlord's Mortgagee shall not be liable for any acts of any previous landlord, shall not be obligated to install the Building Shell, and shall not be bound by any amendment to which it did not consent in writing nor any payment of Rent made more than one month in advance.

22. ENCUMBRANCES. Tenant has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind Landlord's property or the interest of Landlord in the Premises or Equipment Yard Area or to charge the Rent for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant shall pay or cause to be paid all sums due for any labor performed or materials furnished in connection with any work performed on the Premises by or at the request of Tenant. As soon as Tenant is made aware, Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises.

23.  MISCELLANEOUS.

     (a) Words of any gender used in this Lease shall include any other gender, and words in the singular shall include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way affect the interpretation of this Lease. The following terms shall have the following meanings: "Laws" shall mean all federal, state, and local laws, rules, and regulations; all court orders, governmental directives, and governmental orders; and all restrictive covenants affecting the Property, and "Law" shall mean any of the foregoing; "affiliate" shall mean any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with the party in question; "Tenant Party" shall include Tenant, any assignees claiming by, through, or under Tenant, any subtenants claiming by, through, or under Tenant, and any of their respective agents, contractors, employees, invitees and parties to any collocation agreements with Tenant; and "including" shall mean including, without limitation. The normal rule of construction that any ambiguities he resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

     (b) Landlord may transfer and assign, in whole or in part, its rights and obligations in the Building and property that are the subject to this Lease to a party assuming the same, in which case Landlord shall have no further liability hereunder for obligations accruing from and after such assignment. Each party shall furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

     (c) Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant hereunder, other than an action involving the payment of money, neither party shall be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions beyond the control of Landlord or Tenant, as the case may be.

     (d) Tenant shall, from time to Lime, within tea business days after request of Landlord, deliver to Landlord, or Landlord's designee, [a certificate of occupancy for the Premises,] financial statements for itself, and an estoppel certificate stating that this Lease is in full effect, the date to which Rent has been paid, the unexpired Term and such other factual matters pertaining to this Lease as may be reasonably requested by Landlord. Tenant's obligation to furnish the above-described items in a timely fashion is a material inducement for Landlord's execution of this Lease. Within 10 business days of Tenant's request, Landlord shall deliver to Tenant an estoppel stating such factual matters as may be reasonably requested by Tenant.

     (e) This Lease constitutes the entire agreement of the Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no effect. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

     (f) All obligations of Tenant hereunder not fully performed by the end of the Term shall survive, including, without limitation, all payment obligations with respect to Taxes and insurance and all obligations concerning the condition and repair of the Premises. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for Operating Expenses for the year in which the Term ends. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefore upon demand by Landlord or with any excess to be returned to Tenant after all such obligations have been determined and satisfied as the case may be.

     (g) If any provision of this Lease is illegal, invalid or unenforceable, then the remainder of this Lease shall not be affected thereby, and in lieu of each such provision, there shall be added, as a part of this Lease, a provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

     (h) All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

     (i) Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with this Lease other than The Staubach Company and Trammell Crow Company and Landlord shall be responsible for payment of a commission to such brokers. Tenant and Landlord shall each indemnify the other against all costs, attorneys' fees, and other liabilities for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.

     (j) If and when included within the term "Tenant," as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying an individual at a specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant," respectively, shall be bound by notices given in accordance with the provisions of Section 24 to the same effect as if each had received such notice.

     (k) The terms and conditions of this Lease are confidential and neither party hereto shall disclose the terms of this Lease to any third party except as may be required by law or to enforce its rights hereunder, or except to its attorneys, accountants, employees, lenders or prospective purchasers.

     (l) Tenant shall pay interest on all past-due Rent from the date due until paid at prime rate + 2% per annum. In no event, however, shall the charges permitted under this Section 23(1) or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.

24. NOTICES. Each provision of this instrument or of any applicable Laws and other requirements with reference to the sending, mailing or delivering of notice or the making of any payment hereunder shall be deemed to be complied with when and if the following steps are taken:

     (a) All Rent shall be payable to Landlord at the address for Landlord set forth below or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay Rent shall not be deemed satisfied until such Rent has been actually received by Landlord.

     (b) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth below, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

     (c) Any written notice or document required or permitted to be delivered hereunder shall be deemed to be delivered upon the earlier to occur of (1) tender of delivery (in the case of a hand-delivered notice), (2) deposit in the United States Mail, postage prepaid, Certified Mail, or (3) receipt by facsimile transmission, in each case, addressed to the parties hereto at the respective addresses set Out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith. If Landlord has attempted to deliver notice to Tenant at Tenant's address reflected on Landlord's books but such notice was returned or acceptance thereof was refused, then Landlord may post such notice in or on the Premises, which notice shall be deemed delivered to Tenant upon the posting thereof. Notices to Tenant shall state "Attention: Real Estate and Legal Department" thereon, and copies of notices of default to Tenant shall also be sent to Howard, Rice et al., 3 Embarcadero Center, 7th Floor, San Francisco, California 94111, Attention:
Kenneth Neale, Esq.

25. HAZARDOUS WASTE. The term "Hazardous Substances," as used in this Lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law," which term shall mean any Law relating to health, pollution, or protection of the environment. Tenant hereby agrees that (a) no activity will be conducted on the Premises that will produce any Hazardous Substances, except for such activities that are part of the ordinary course of Tenant's business activities (the "Permitted Activities") provided such Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord (Tenant's current use of the Premises as a data center and offices, together with the use of the Equipment Yard Area, are hereby approved by Landlord); (b) the Premises will not be used in any manner for the storage of any Hazardous Substances except for storage of such materials that are used in the ordinary course of Tenant's business (the "Permitted Materials") provided such Permitted Materials are properly stored in a manner and location satisfying all Environmental Laws and approved in advance in writing by Landlord; (c) no portion of the Premises will be used as a landfill or a dump; (d) Tenant will not install any underground tanks of any type, except as contemplated in the Tenant Work; (e) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; and (f) Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials, and if so brought or found located thereon, the same shall be immediately removed by Tenant, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. If at any time during or after the Term, the Premises are contaminated by any Hazardous Substances caused by any Tenant Party, Tenant shall defend, indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Premises by Tenant. Tenant will maintain on the Premises a list of all materials stored at the Premises for which a material safety data sheet (an "MSDS") was issued by the producers or manufacturers thereof, together with copies of the MSDS's for such materials, and shall deliver such list and MSDS copies to Landlord upon Landlord's request therefor. Tenant shall remove all Permitted Materials from the Premises in a manner reasonably acceptable to Landlord before Tenant's right to possess the Premises ends. Upon not less than five (5) business days prior written notice, Landlord may enter the Premises and conduct environmental inspections and tests therein as it may require from time to time, provided that Landlord shall use reasonable efforts to minimize the interference with Tenant's business. Such inspections and tests shall be conducted at Landlord's expense, unless they reveal the presence of Hazardous Substances (other than Permitted Materials) or that Tenant has not complied with the requirements set forth in this Section 25 in which case Tenant shall reimburse Landlord for the cost thereof within ten business days after Landlord's request therefor. Landlord represents and warrants that, as of the date it delivers the Building Shell, there shall be no Hazardous Substances located on or about the Building or the Land. Landlord shall defend, indemnify and hold Tenant harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the existence of any Hazardous Substances on or about the Building or the land, which existed thereof prior to the date Landlord delivered the Building Shell to Tenant. Landlord will provide Tenant with a copy of the Phase I Environmental Site Assessment report dated December 31, 1997. To Landlord's current, actual knowledge, except as may be reflected in the above referenced Phase I Environmental Site Assessment report, as of the execution date of this Lease, no Hazardous Substances are located in, on, or under the Land, Building, or Premises in violation of Environmental Law.

26. LANDLORD'S WAIVER. Landlord waives all liens or other rights (whether common law, statutory or otherwise) with respect to the equipment, personal property and fixtures of Tenant located or to be located at the Premises and/or the Equipment Yard Area and agrees to execute a landlord's consent and waiver with respect to any such property in a form reasonably requested by Tenant within ten business (10) days of Tenant's request therefore.

27. NO OFFER. The submission of this Lease to Tenant shall not be construed as an offer to enter into this Lease. Tenant shall have no rights under this Lease or in or to the Premises, unless and until Landlord has executed a copy of this Lease and delivered it to Tenant.

28. ABATEMENT OF BASE RENT. Base Rent shall be abated during the first four (4) months of the Term. Commencing with the fifth (5th) month of the Term, Tenant shall make Base Rent payments as otherwise provided in the Lease. Notwithstanding such abatement of Base Rent (a) all other sums due under the Lease, including Tenant's share of Taxes and Operating Expenses, shall be payable as provided in the Lease, and (b) any increases in Base Rent set forth in the Lease shall occur on the dates scheduled therefore.

29. SIGNS. Provided that the installation and maintenance thereof complies with all Laws, and Tenant has received all approvals, consents, and permits required by Law therefore, Tenant may install and maintain up to one sign on the facade of the Building and may install signs bearing Tenant's name and/or logo on the exterior doors of the Building and one sign installed on the parapet of the Building (each, a "Sign" and collectively, the "Signs"), provided that, in each case, the Sign's design, color scheme, location, material composition, and method of installation are approved by Landlord (which approval shall not be unreasonably withheld or delayed), are in compliance with the Signage Guidelines attached hereto as Exhibit C. Tenant shall maintain such Signs (except for the monument sign described below) in a good, clean, and safe condition, and method of installation approved with all Laws. Tenant shall repair all damage caused by the installation, use, maintenance, and removal of the Sign (except for the monument sign described below) and, upon their removal, restore the Building where such signs were located to its condition immediately before the installation thereof (ordinary wear and tear excepted). Within 30 days after the earlier of (a) termination of Tenant's right to possess the Premises or (b) the end of the Term, Tenant shall remove the Signs (except for the monument sign described below) and perform all restoration work as provided above. If Tenant fails to do so within such 30-day period, Landlord may, without compensation to Tenant, perform such work and dispose of the Signs (except for the monument sign described below) in any manner it deems appropriate or deem such signs abandoned and, after removing Tenant's logo there from, use such Signs; Tenant shall pay to Landlord all actual, out-of-pocket costs incurred in connection therewith within 30 days after Landlord's request therefore. It is the intention of the parties that Tenant bear all risks relating to the installation, use, maintenance, operation, and removal of the Signs (except for the monument sign described below); therefore, Tenant shall defend, indemnify, and hold harmless Landlord, its agents, and their respective Affiliates from all losses, claims, costs, and liabilities arising in connection with or relating to the installation, maintenance, use, operation, and removal of the Sign (except for the monument sign described below), including, without limitation, that arising from Landlord's negligence (other than its sole or gross negligence). The rights granted to Tenant under this Section 29 are personal to Digital Island, Inc., may not be assigned to any party without Landlord's express prior written consent specifically consenting to the assignment of Tenant's signage rights under this Section 29 which consent shall not be unreasonably withheld. Notwithstanding the foregoing, such rights may be assigned or transferred, (i) to an assignee or sublessor approved by Landlord pursuant to Section 14 hereof, or (ii) pursuant to a Transfer, assignment or sublease for which consent is not required hereunder. In addition to the foregoing, Landlord shall, at its sole cost and expense, construct and maintain a monument sign outside of the Building at a mutually agreed upon location which shall contain Tenant's name at the top thereof. Landlord shall not name or grant any signage rights at the Building to any other entity.

30. EXTENSION OPTIONS. Provided no Event of Default exists, Tenant may renew this Lease for three (3) additional periods of five (5) years each on the same terms provided in this Lease (except as set forth below), by delivering written notice of the exercise thereof to Landlord not later than eighteen (18) months before the expiration of the Term in question. On or before the commencement date of the extended Term in question, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

     (a) The Base Rent payable for each month during each such extended Term shall be the fair market rental rate (the "Fair Market Rental Rate") for the Premises, taking into consideration all relevant factors for comparable leases in comparable premises, including, without limitation, the term, rent, rental concessions, allowances, and commissions payable with respect to such leases; the condition, age, quality, location, utility, efficiency and size of such comparable premises; and the credit standing of the tenants under such comparable leases;

     (b) Tenant shall have no further renewal options (other than those set forth herein) unless expressly granted by Landlord in writing; and

     (c) Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other lessee inducements, unless any such allowances were included when determining the Fair Market Rental Rate.

     Within 30 days after receipt of Tenant's written notice to renew, Landlord shall deliver to Tenant written notice of the Fair Market Rental Rate and shall advise Tenant of the required adjustment to Base Rent, if any, and the other terms and conditions offered. Tenant shall, within ten business days after receipt of Landlord's notice, notify Landlord in writing whether Tenant accepts or rejects Landlord's determination of the Fair Market Rental Rate. If Tenant rejects Landlord's determination of the Fair Market Rental Rate and timely notifies Landlord thereof, Tenant may, in its notice to Landlord, require that the determination of the Fair Market Rental Rate be made by brokers. In such event, within ten days thereafter, each party shall select a qualified commercial real estate broker with at least ten years experience in appraising property and buildings in the city or submarket in which the Premises are located, which broker shall not have been engaged by such party for any matter during the prior three years. The two brokers shall give their opinion of prevailing rental rates within 20 days after their retention. In the event the opinions of the two brokers differ and, after good faith efforts over the succeeding 20 day period, they cannot mutually agree, the brokers shall immediately and jointly appoint a third broker with the qualifications specified above. This third broker shall promptly (within five days) choose either the determination of Landlord's broker or Tenant's broker and such choice of this third broker shall be final and binding on Landlord and Tenant. Each party shall pay its own costs for its real estate broker. Following the determination of the Fair Market Rental Rate by the brokers, the parties, shall equally share the costs of any third broker. The parties shall promptly execute an amendment as set forth above. If Tenant fails to timely notify Landlord in writing that Tenant accepts or rejects Landlord's determination of the Fair Market Rental Rate, time being of the essence with respect thereto, Tenant's rights under this
Section 30 shall terminate and Tenant shall have no right to renew this Lease.

     Tenant's rights under this Section 30 shall terminate if(l) this Lease or Tenant's right to possession of the Premises is terminated, or (2) Tenant fails to timely exercise its option under this Section 30, time being of the essence with respect to Tenant's exercise thereof.

31. EQUIPMENT YARD. Tenant shall have the right to install such equipment as it deems necessary in the Equipment Yard Area in a location mutually agreed to by Tenant and Landlord by June 30, 2000, including without limitation up to five back-up generators, four or more air cooled chillers, up to three underground storage tanks of up to 20,000 gallons each, transformers, transfer switches and other equipment, collectively defined as ("Equipment") as specified on Exhibit B-1 and the Plans. Landlord shall design and construct the screen walls around such Equipment Yard Area, with the cost of the concrete walls to be paid by Tenant. Any design features which add to the cost of constructing the screen walls shall be paid for by Landlord.

32.  SATELLITE DISH. Provided that Tenant complies with the terms of this
Section 32, Tenant may, at its risk and expense, install satellite dishes and antennae and related wiring (collectively, the "Satellite Dish") on the roof of the Building at a location approved by Landlord pursuant to the installation standards reasonably required by Landlord. Tenant hereby acknowledges that the Satellite Dish will be exclusively used by Tenant in conjunction with Tenant's permitted use, and shall not be used for the purpose of generating revenue directly from such operation of the Satellite Dish. Tenant further acknowledges that any operation of the Satellite Dish for the purpose of generating revenue shall require Landlord's prior written consent, which consent will be evidenced by a separate written document (the "Landlord's Antenna Site Agreement") between Landlord and Tenant. Before installing the Satellite Dish, Tenant shall submit to Landlord for its approval (which approval shall not be unreasonably withheld or delayed) plans and specifications which (a) specify in reasonable detail the design, location, size, and frequency of the Satellite Dish and (b) are sufficiently detailed to allow for the installation of the Satellite Dish in a good and workmanlike manner reasonably screened as Landlord may require from view from the ground level and in accordance with all Laws. If Landlord fails to approve or disapprove such plans within 10 days of receipt thereof, Landlord shall be deemed to have approved the same. If Landlord approves of such plans, Tenant shall install (in a good and workmanlike manner), maintain and use the Satellite Dish in accordance with all Laws and shall obtain all permits required for the installation and operation thereof; copies of all such installation permits and (if possible) the operating permits must be submitted to Landlord before Tenant begins to install the Satellite Dish. Tenant shall thereafter maintain all permits necessary for the maintenance and operation of the Satellite Dish while it is on the Building and operate and maintain the Satellite Dish in such a manner so as not to unreasonably interfere with any other satellite, antennae, or other transmission facility on the Building's roof or in the Building. To the extent Tenant's Satellite Dish does interfere with any other satellite antenna installed prior to Tenant's Satellite Dish, or other transmission facility on the Building's roof or in the Building, upon notice of such interference Tenant shall eliminate the interference or remove the Satellite Dish. Landlord may require that Tenant screen the Satellite Dish with a parapet wall or other screening device reasonably acceptable to Landlord. Tenant shall maintain the Satellite Dish and the screening therefore in good repair and condition. Tenant may only use the Satellite Dish in connection with Tenant's business. Except in connection with Tenant's business, Tenant shall not allow any third party to use such equipment, whether by sublease, license, occupancy agreement or otherwise. Tenant shall, at its risk and expense, remove the Satellite Dish, within five days after the occurrence of any of the following events: (1) the termination of Tenant's right to possess the Premises;
(2) the termination of the Lease; (3) the expiration of the Term; or (4) Tenant's abandoning the Premises. If Tenant fails to do so, Landlord may remove the Satellite Dish and store or dispose of it in any manner Landlord deems appropriate without liability to Tenant; Tenant shall reimburse Landlord for all costs incurred by Landlord in connection therewith within ten business days after Landlord's request therefore. Tenant shall repair any damage to the Building caused by or relating to the Satellite Dish, including that which is caused by its installation, maintenance, use, or removal. It is the intention of the parties that Tenant bear all risks relating to the installation, use, maintenance, operation, and removal of the Satellite Dish; therefore, Tenant shall defend, indemnify, and hold harmless Landlord, its agents, and their respective affiliates from all losses, claims, costs, and liabilities arising in connection with or relating to the installation, maintenance, use, operation, and removal of the Satellite Dish, including, without limitation, that arising from Landlord's negligence (other than its sole or gross negligence or willful misconduct). Neither Landlord nor any other party shall have the right to install satellite dishes or antennae on the roof of the Building. Landlord shall not access the roof of the Building without Tenant's prior written consent, which shall not be unreasonably withheld or delayed.

33. PARKING SPACES. Landlord shall provide Tenant with unreserved, uncovered self-parking spaces based on a maximum of one parking space per 400 rentable square feet in the Premises within the Project's surface parking lot (the "Parking Area") for the use by Tenant's employees, agents and invitees. Tenant may label and designate, following Landlord's reasonable approval with respect thereto and at Tenant's expense, up to a maximum of ten percent of the spaces as reserved spaces in the area adjacent to the Premises reasonably acceptable to Landlord.

Subject to the terms of this Lease, the Parking Area shall be available for use 24 hours a day, every day of the year during the Term. Landlord shall keep and maintain the Parking Area in a clean and neat condition and illuminated during all hours of darkness. In the event that Tenant elects to change the use of the Premises to predominantly office use, Tenant shall be entitle to 3.3 parking spaces per 1,000 rentable square feet of the Premises.

34. RIGHT OF FIRST REFUSAL. Tenant shall have a continuous, ongoing and irrevocable First Right of Lease and Right of First Refusal for up to approximately 100,000 square feet of available space in Phase VII of International Business Park, subject only to the existing rights of any existing tenants.

     Landlord shall provide Tenant thirty (30) days notice of its intention to commence construction drawings for Phase VII of International Business Park. Should Tenant elect to lease Phase VII, Landlord shall provide the same shell condition as provided for Phase VI. Should Tenant elect not to lease building prior to commencement of construction drawings, Landlord may proceed with construction of the base building pursuant to Landlord's plans and specifications.

     For any space leased in accordance with the Right of First Refusal, Tenant will match the terms of any bonafide offer received by Landlord. However, any expansion space leased by Tenant pursuant to the Right of First Refusal during the first two years of the Lease term shall be for a term that is coterminous with the existing lease at the same rental rate as the existing lease, and any tenant improvement or other allowances shall be prorated based on the length of lease term remaining.

     Any space leased in accordance with the Right of First Refusal after month 24 shall be at the Market Rate. Market Rate shall be defined as what an arm's length, non-expansion, non-renewal, non-equity tenant would pay for space of comparable size, quality, utility, and location, taking into account the length of the term and all allowances and concessions being offered in the market. In the event Landlord and Tenant cannot agree on Market Rate, an arbitration process will be employed to determine Market Rate.

35. NO WARRANTIES. TENANT ACKNOWLEDGES THAT (I) THE BUILDING AND IMPROVEMENTS TO BE CONSTRUCTED BY LANDLORD ON THE LAND PURSUANT TO EXHIBIT B ARE SUITABLE FOR THE PURPOSE FOR WHICH THE PREMISES ARE LEASED AND LANDLORD HAS MADE NO WARRANTY, REPRESENTATION, COVENANT, OR AGREEMENT WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PREMISES, (2) NO REPRESENTATIONS AS TO THE REPAIR OF THE PREMISES, NOR PROMISES TO ALTER, REMODEL OR IMPROVE THE PREMISES HAVE BEEN MADE BY LANDLORD (UNLESS AND EXCEPT AS MAY BE SET FORTH IN EXHIBIT D-l ATTACHED TO THIS LEASE, OR AS IS OTHERWISE EXPRESSLY SET FORTH IN THIS LEASE), AND (3) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY, EXCEPT AS SPECIFICALLY SET FORTH IN THIS LEASE

                      Executed by Tenant on June 29, 2000

          TENANT:             DIGITAL ISLAND, INC

                              By: /s/
                                 -----------------------------------------------
                              Name: Michael T. S________
                              Title:  Vice President
                              Address:  45 Fremont, 12th Floor
                              San Francisco, CA 94015

                              Telephone:  (415) 738-4100
                              Fax:        (415) 738-4141

                     Executed by Landlord on July 5, 2000.

          LANDLORD:           CB PARKWAY BUSINESS CENTER VI, LTD.

                              By: I5BCO, Incorporation, its general partner

                              By: /s/
                                 -----------------------------------------------
                              Name: /s/  Lucy Bilingsley
                                   ---------------------------------------------
                              Title:  President
                              Address:  2200 Ross Avenue,
                                        Suite 4800W
                                        Dallas, TX 75201

                              Telephone:  (214) 754-1715
                              Fax:        (214) 754-1754